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                                                                    EXHIBIT 4.8


                                  May 3, 1999



NFT Ventures, Inc.
Raymond Noorda
NP Ventures, LTD.
Steven Papermaster
Mark Rogers

                         Registration Rights Agreement

Gentlemen:

         This letter will confirm that in connection with the settlement of certain claims as contemplated by that certain Settlement Agreement and Release, dated January 13, 1999, by and among NFT Ventures, Inc., a Utah corporation; Raymond J. Noorda; Mark Rogers; NP Ventures, Ltd., a Texas limited partnership; and Steven G. Papermaster (individually, an "NFT Principal and collectively, the "NFT Principals"), acting severally and not jointly, on the one hand, and Medaphis Corporation, a Delaware corporation ("Medaphis") on the other hand; as amended by Amendment No. 1 thereto dated January 13, 1999 and Amendment No. 2 thereto dated May 3, 1999 (as so amended, the "Settlement Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby covenant and agree as follows:

          1. Certain Definitions. Any capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Settlement Agreement.

          2.        Resale Registration Statement.

          (a) Medaphis shall prepare and file with the Commission as soon as practicable after the date hereof a registration statement (the "Registration Statement") on Form S-3 or other available form with respect to resale of the Settlement Shares by the NFT Principals and shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable thereafter.

          (b) Medaphis and each of the NFT Principals will cooperate in the preparation of the Registration Statement for the Settlement Shares and
will furnish each other with all information concerning themselves, their subsidiaries, directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable for the Registration Statement, filings under the state securities laws, and any other statement or application made by or on behalf of Medaphis or any of the NFT Principals to any governmental body in connection with this Settlement Agreement and the transactions contemplated hereby.
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         (c)        Medaphis shall provide a reasonable opportunity for each of the NFT Principals (and their respective representatives) to review a draft of the Registration Statement, and any amendment or supplement thereto, and to correct any information with respect to such NFT Principal prior to the time the Registration Statement is filed with the Commission.

         3. Effectiveness of Registration Statement. Medaphis agrees to maintain the effectiveness of the Registration Statement from the date on which the Commission declares the Registration Statement to be effective through the first to occur of (i) the first anniversary of the Closing and the effectiveness of the respective releases provided under Section 2.1; (ii) the date on which each of the NFT Principals is no longer subject to any restriction on resale pursuant to Rule 144 under the Securities Act; and (iii) the date on which each of the NFT Principals shall have sold all of the Settlement Shares held by such person. Notwithstanding the preceding sentence, if the Board of Directors of Medaphis determines in good faith that it is in the best interests of the stockholders of Medaphis not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance, financing transaction or other pending material event involving Medaphis, Medaphis may, by written notice to the NFT Principals, suspend the rights of the NFT Principals to make sales pursuant to the Registration Statement; provided that such period of suspension shall not exceed forty-five (45) days during the period in which the Registration Statement is required to remain effective as provided herein. As of the date hereof, Medaphis is not aware of such a pending material event that would cause it to declare such a suspension of effectiveness.

         4. Medaphis Covenants. In connection with the preparation, filing and effectiveness of the Registration Statement, Medaphis covenants and agrees that it will:

                    a. prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for such period as may be required hereunder, and in each case to comply with the provisions of the Securities Act with respect to the disposition of the Settlement Shares during such period in accordance with the intended methods of distribution by the NFT Principals set forth in the Registration Statement;

                    b. furnish to each NFT Principal such number of copies of the Registration Statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in the Registration Statement and such other documents as such NFT Principal may reasonable request in order to facilitate the disposition of the Settlement Shares by such NFT Principal;

                    c. use its reasonable best efforts to register or qualify the Settlement Shares under such other securities or blue sky laws of such jurisdictions within the United States as any NFT Principal reasonably requests to keep such registration



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         or qualification in effect for as long as the Registration Statement is in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such NFT Principal to consummate the disposition in such jurisdictions of the Settlement Shares then held or owned by such NFT Principal;

                    d. at any time when a prospectus relating to the resale of Settlement Shares is required to be delivered under the Securities Act, to notify each NFT Principal of the happening of any event as a result of which the prospectus contained in the Registration Statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading and, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Settlement Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

                    e. if the Registration Statement has been filed on Form S-3 or any other available form promulgated by the Commission permitting the incorporation of Medaphis's Commission reports or other documents by reference, and if such "short form" thereafter becomes unavailable for use by Medaphis for any reason, Medaphis shall as promptly as practicable thereafter take such steps as are necessary to convert the Registration Statement into a registration statement on Form S-1 or other available "long form," including, but not limited to, by post-effective amendment, and shall use commercially reasonable efforts to cause such "long-form" registration statement to become effective as promptly as practicable thereafter and to otherwise comply with the provisions of this Section 2.

         5. Exchange Act Reports. From and after the date hereof, and for so long as is necessary in order to permit the NFT Principals to sell the Settlement Shares pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") and to maintain the availability to Medaphis of Form S-3 or other available short-form registration statement permitting the incorporation of Medaphis's Commission reports or other documents by reference, Medaphis will file on a timely basis all reports and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including Section 13 or 15(d) thereof; and to furnish to any NFT Principal, so long as such NFT Principal owns any Settlement Shares, forthwith upon request (i) a written statement by Medaphis that it has complied with reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be issued or resold pursuant to Form S-3 (or any other available short-form registration statement), (ii) a copy of the most recent annual or quarterly report of Medaphis and such other reports and documents so filed by Medaphis (including all exhibits), and (iii) such other information as may be reasonably requested in availing any NFT Principal of any rule or regulation of the Commission which permits the selling of any such securities of Medaphis without registration or pursuant to Form S-3 or other available "short-form" registration statement.



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         6.         Acknowledgment of NFT Principals. Each of the NFT
Principals acknowledges that the issuance of the Settlement Shares will not be registered under the Securities Act, or any applicable state securities laws, in reliance upon exemptions from registration contained in the Securities Act and such state laws, and that Medaphis's reliance upon such exemptions is based in part upon the NFT Principal's representations, warranties and agreements contained in this Agreement. Each Recipient acknowledges that, prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of Medaphis concerning the financial and other affairs of Medaphis and the terms and conditions of the issuance of the Settlement Shares, and, to the extent such NFT Principal believes necessary in light of its personal knowledge of Medaphis' affairs, it has asked such questions and received satisfactory answers.

         7. Representations and Warranties of NFT Principals. Each of the NFT Principals represents, warrants and agrees as follows:

                    (a) it shall not make any sale, transfer or other disposition of the Settlement Shares without registration under the Securities Act and any applicable state securities laws unless an exemption from such registration is available and is complied with;

                    (b) it is familiar with the business in which Medaphis is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the sort which it is undertaking by receiving the Settlement Shares; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment;

                    (c) that the investment which the NFT Principal is undertaking by receiving the Settlement Shares is in accord with the nature and size of such NFT Principal's present investments and net worth, and such NFT Principal is financially able to bear the economic risk of this investment;

                    (d) that all information with respect to such NFT Principal contained in the Registration Statement and any prospectus used in connection therewith is true and correct in all material respects as of the date hereof; and

                    (e) that such NFT Principal is an "accredited investor" as such term is defined in rule 501(a) under the Securities Act.

         8. Medaphis Stock Legend. Each of the certificates representing the Settlement Shares, or any substitutions therefor, shall be stamped or imprinted with a legend stating in substance as follows:



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                  "The shares evidenced by this certificate have not been
                  registered under the Securities Act of 1933, as amended, and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer. In addition, these securities have not been registered or qualified under the securities laws of any state and may not be sold or transferred except in a transaction which is exempt under the applicable state securities laws or pursuant to an effective registration or qualification under such laws."

         9.       Expenses.

         (a) All expenses incurred by Medaphis in connection with the preparation, filing and maintenance of effectiveness of the Registration Statement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel and independent accountants for Medaphis, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses (as hereinafter defined), are herein referred to as "Registration Expenses." Any underwriting discounts, selling commissions and brokerage fees, fees and expenses of each of the NFT Principals applicable to the sale of the Settlement Shares are herein called "Selling Expenses."

         (b) Medaphis will pay all Registration Expenses in connection with the Registration Statement, any amendment thereto and any resale prospectus filed pursuant to this Agreement. All Selling Expenses, to the extent not covered by the terms of the Settlement Agreement, shall be borne by the respective NFT Principal incurring such Selling Expense.

         (c) If at any time after the one-year period specified in subsection (d)(1) of Rule 144, and any NFT Principal shall not be an affiliate of Medaphis, Medaphis agrees (i) to cooperate with such NFT Principal in connection with the removal of legends placed on certificates representing such NFT Principal's Settlement Shares pursuant to Section 8 hereof, (ii) not to require legal opinions with respect to the transfer of such Settlement Shares after expiration of such one-year holding period (or if it does to issue or cause to be issued such opinion at its own expense), and (iii) to otherwise bear all expenses associated with reissuing such shares without legends or in connection with the issuance of any opinions requested by Medaphis or its transfer agent with respect to the transfer of such shares; provided, however, that each NFT Principal hereby agrees that any sale during the one-year period after the period specified in subsection (d)(1) of Rule 144 shall be made in accordance with all applicable manner of sale restrictions.



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          10.       Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia, without reference to Georgia's choice of law rules.

          (b) This Agreement and the Settlement Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                           [Signature page follows.]



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         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (hereinsometimes referred to as this "Agreement") shall be a binding agreement among Medaphis and each of the NFT Principals.

                                            MEDAPHIS CORPORATION



                                            By: /s/ Randolph L.M. Hutto
                                                -------------------------------
                                                Randolph L.M. Hutto
                                                Executive Vice President

NFT PRINCIPALS:

NFT VENTURES, INC.



By: /s/ Raymond J. Noorda
    --------------------------------------------------
    Raymond J. Noorda, Chairman


/s/ Raymond J. Noorda
------------------------------------------------------
Raymond J. Noorda, Individually


/s/ Mark Rogers
------------------------------------------------------
Mark Rogers, Individually



NP VENTURES, LTD.

By: Powershift Partners, LLC, its general partner



By: /s/ Steven G. Papermaster
    --------------------------------------------------
    Steven G. Papermaster, President


/s/ Steven G. Papermaster
------------------------------------------------------
Steven G. Papermaster, Individually



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